UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

116 Charlotte Avenue, Hicksville, NY 11801

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On March 10, 2017, Long Island Iced Tea Corp. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Philip Thomas, the Company’s Chief Executive Officer. The term of the Employment Agreement runs until December 31, 2019, unless earlier terminated as provided therein. Under the Employment Agreement, Mr. Thomas will receive a base salary of $250,000, to be applied retroactively from January 1, 2017. Additionally, (i) at the signing of the Employment Agreement, Mr. Thomas received a lump sum cash bonus of $83,000, and (ii) Mr. Thomas is eligible to be paid incentive bonuses from time to time based on the achievement of performance goals for Mr. Thomas and the Company as established by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in its sole discretion. The incentive bonuses may be paid in cash, stock and/or stock options.

In addition, pursuant to the Employment Agreement, on March 10, 2017, the Company granted Mr. Thomas an option to purchase 75,000 shares of the Company’s common stock, at an exercise price of $4.50 per share. The option immediately vested as to 25,000 shares, and the remaining 50,000 shares will vest in two equal portions on March 10, 2018 and March 10, 2019. The option will expire five years from the date of grant.

If Mr. Thomas’ employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the Employment Agreement), Mr. Thomas is entitled to be paid his base salary for a period of nine months (or until the end of the term, if earlier), valid expense reimbursements, accrued but unused vacation pay and earned and previously approved but unpaid incentive bonuses. If Mr. Thomas’ employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination. If Mr. Thomas’ employment is terminated by the Company with “cause” or by him without “good reason,” Mr. Thomas will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay.

The Employment Agreement contains provisions to protect the Company’s intellectual property and confidential information and provisions to restrict Mr. Thomas’ ability to compete with the Company (the latter provisions generally imposing restrictions during employment and for a period of one thereafter on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2017

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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